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                                                                   EXHIBIT 24.1

                             SECRETARY'S CERTIFICATE


          I certify that I am the Secretary of Glacier Bancorp, Inc., located in Kalispell, State of Montana ( "Glacier"), and that I have been duly elected and am presently serving in that capacity in accordance with the Bylaws of Glacier.

          I further certify that the following is a true, correct and complete copy of a resolution of the Board of Directors of Glacier, duly passed and adopted by a majority of Glacier's Board of Directors at a meeting duly called and convened on March 25, 1998:

                               [POWER OF ATTORNEY]

          Each of the officers of Glacier who may be required to sign and execute the Registration Statement or any amendment thereto or related documents, is authorized to execute a Power of Attorney, appointing the Proper Officers or any of them individually, to act as his/her true and lawful attorney or attorneys, to sign in his/her name, place and stead, in any such capacity, the Registration Statement and all amendments and other related documents, and to file the same with the SEC.

          The above resolution is in full force and effect and has not been revoked or rescinded as of the date hereof.


          IN WITNESS WHEREOF, I have affixed my signature this 21st day of April, 1998.



                                          /s/ Michael J. Blodnick
                                          -----------------------------------
                                          Michael J. Blodnick, Secretary